                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 19, 2004
                -------------------------------------------------


                        LORAL SPACE & COMMUNICATIONS LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Islands of Bermuda                1-14180                 13-3867424
------------------------------        ------------         ---------------------
       (State or other                (Commission              (IRS Employer
jurisdiction of incorporation)        File Number)         Identification Number


                         c/o Loral SpaceCom Corporation
  600 Third Avenue, New York, New York                            10016
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
               ---------------------------------------------------

On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 8.01. Other Events.

     On August 19, 2004, Loral Space & Communications Ltd. (the "Company") and certain of its subsidiaries filed a proposed plan of reorganization (the "Plan") with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The required disclosure statement relating to the Plan has not yet been filed with the Bankruptcy Court although the Company expects to do so in September 2004.

     The Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court has approved the disclosure statement relating to the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan is subject to the confirmation and approval of the Bankruptcy Court and may be further amended by the Company, with the consent of the Official Committee of Unsecured Creditors.

     Copies of the proposed Plan and the press release announcing the filing of the Plan are attached hereto as Exhibits 2.1 and 99.1, respectively.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 2.1    Plan of Reorganization

Exhibit 99.1 Press Release of Loral Space & Communications Ltd. dated August 19, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Loral Space & Communications Ltd.

                                    By: /s/ Janet T. Yeung
                                        ----------------------------
                                    Name:  Janet T. Yeung
                                    Title: Vice President and
                                           Assistant Secretary

Date: August 23, 2004

                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------
Exhibit 2.1       Plan of Reorganization

Exhibit 99.1 Press Release of Loral Space & Communications Ltd. dated August 19, 2004